UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 27, 2005, the Board of Directors of GTSI Corp. (the “Company”) authorized the Company to amend its 1991 Employee Stock Purchase Plan, as amended (the “Plan”). The Plan was amended, effective January 1, 2006, so that the purchase price per share of the Company’s Common Stock to be sold during each six-month offering period under the Plan shall be 95% of the fair market value of a share of such Common Stock on the last business day of each six-month offering period.  No other material changes were made to the Plan.

Prior to the amendment, the purchase price per share of the Company’s Common Stock to be sold during each six month offering period was the lower of (i) 85% of the fair market value of a share of the Common Stock on the first business day of the six-month offering period or (ii) 85% of the fair market value of a share of the Common Stock on the last business day of the six-month offering period.

A copy of the Plan, as newly amended is attached to this current report on Form 8-K as Exhibit 99.

ITEM 2.06             MATERIAL IMPAIRMENTS

On December 28, 2005, the Company’s Audit Committee concluded that a material reserve was required under generally accepted accounting principles to properly value the Company’s excess and obsolete inventory. The Committee arrived at its conclusion after a review by Management of the current inventory on hand. This matter primarily resulted from difficulties in implementing our enterprise resource planning system resulting in excess inventory ordering and other related operational issues.

While the Company’s evaluation is not yet complete, the amount of the reserve is estimated to be between $4 million and $6 million. This reserve represents the difference between the unreserved and obsolete inventory value and the estimated realizable proceeds of the Company’s sales efforts, expected to be substantially completed in the first quarter of 2006. The Company is working aggressively to maximize the economic value associated with the excess inventory.

The Company is also completing an analysis to determine whether any of the above referenced reserve should be allocated to prior quarters. While the Company believes that adequate control measures are now in place to ensure the adequacy of inventory reserves for financial reporting purposes going forward, the Company is analyzing these controls in more detail to determine whether they contain any material weaknesses in the context of Section 404 of the Sarbanes-Oxley Act.

The Company does not expect to incur future cash expenditures in connection with the inventory reserve.

Item 9.01               Financial Statements and Exhibits

(a) None.

(b) None.

(c) GTSI Corp. 1991 Employee Stock Purchase Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

	By:	/s/ Thomas A. Mutryn
Thomas A. Mutryn
Senior Vice President and CFO

Date: December 30, 2005